As filed with the Securities and Exchange Commission on May 2, 2003.
                                                Registration No. 333 -
                                                                       --------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         THE SOUTH FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

      SOUTH CAROLINA                                         57-0824914
--------------------------                                 ---------------
(State or other jurisdiction                               (I.R.S.Employer
of incorporation or organization)                         Identification No.)



                              102 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601
                                 (864) 255-7900
                         ------------------------------
                        (Address, including zip code, and
                           telephone number, including
                           area code, of registrant's
                               principal executive
                                    offices)

     WILLIAM P. CRAWFORD, JR., EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                         THE SOUTH FINANCIAL GROUP, INC.
                              104 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601
                                 (864) 255-4777
      (Name, address, including zip code, and telephone number, including area code, of agent for service)



              AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT PLAN
                          2004 LONG-TERM INCENTIVE PLAN
                              (Full Title of Plans)



                         CALCULATION OF REGISTRATION FEE

================================= ================= ================== ===================  ==================
Title of Each Class                     Amount       Proposed Maximum     Proposed Maximum
  of Securities to                      to be         Offering Price         Aggregate          Amount of
    be Registered                     Registered (1)   Per Share (1)      Offering Price (1)  Registration Fee
--------------------------------- ----------------- ------------------ -------------------- ------------------
Common Stock, $1.00 par value per      125,000            $24.05               $3,006,250             $276.58
   share.........................
Common Stock, $1.00 par value per
   share.........................    2,000,000            $24.05              $48,100,000           $4,425.20
================================= ================== ================  ===================  ==================

(1) Pursuant to Rule 457(c) and (h)(1), based on the average ($24.05) of the high ($24.24) and low ($23.85) prices of the Registrant's Common Stock on April 24, 2003, as reported on the Nasdaq Stock Market.


         THE EXHIBIT INDEX IS ON PAGE 4 OF THIS REGISTRATION STATEMENT.

                                     PART I:
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

     Not included in this Registration Statement but provided or to be provided to the participants in the following plans (the "Plans") of The South Financial Group, Inc., pursuant to Rule 428(b) of the Securities Act of 1933, as amended (the "Securities Act"):

     Amended and Restated Restricted Stock Agreement Plan

     2004 Long-Term Incentive Plan

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not included in this Registration Statement but provided or to be provided to Plan participants pursuant to Rule 428(b) of the Securities Act.


                                    PART II:
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents or portions thereof are hereby incorporated by reference:

         The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, Commission File No. 0-15083.

         The Company's Current Reports on Form 8-K dated January 3, 2003 and April 15, 2003.

         All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the Company's 2002 fiscal year.

         The description of the Company's common stock contained in (the registrant's Form 8-A) filed with the Securities and Exchange Commission on or about October 22, 1986, Commission File No. 000-15083.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     William P. Crawford, Jr., Esq., Executive Vice President and General Counsel of the registrant, is counsel to the registrant in connection with this Registration Statement and has passed on certain aspects of the legality of the common stock covered hereby. On the date hereof, Mr. Crawford beneficially owned approximately 763 shares of the common stock of the registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended (attached hereto as Exhibit 99.3), which provides for indemnification of officers and directors of South Carolina corporations in certain instances in connection with legal proceedings involving any such persons because of being or having been an officer or director. Section
5.1 of our bylaws provide that the corporation shall indemnify any individual made a party to a proceeding because he is or was a director of the corporation against liability incurred in the proceeding to the fullest extent permitted by law. Section 5.2 of our bylaws provide that the corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding to the fullest extent permitted by law. Section 5.3 of our bylaws provide that in addition to any indemnification required by law, the corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of the bylaws with respect to the indemnification and advancement of expenses of directors and officers of the corporation. We have entered into indemnification agreements with each of our directors, which make the above-referenced bylaws provisions the basis of a contract between us and each director.

     Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, also permits a corporation to purchase and maintain insurance on behalf of a person who is or was an officer or director of the corporation. We maintain directors' and officers' liability insurance.

     Reference is made to Chapter 2 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, respecting the limitation in a corporation's articles of incorporation of the personal liability of a director for breach of the director's fiduciary duty. Reference is made to our Articles of Amendment filed with the South Carolina Secretary of State on April 18, 1989 which state:
"A director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of laws, (iii) imposed under Section 33-8-330 of the South Carolina Business Corporation Act of 1988 (improper distribution to shareholder), or (iv) for any transaction from which the director derived an improper personal benefit."

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
Not applicable.

ITEM 8. EXHIBITS
         Exhibit
         -------

          4.1  Articles of  Incorporation:  Incorporated by reference to Exhibit
               3.1  of  the  Company's   Registration  Statement  on  Form  S-4,
               Commission File No. 33-57389.

          4.2 Articles of Amendment dated June 1, 1997. Incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-4 filed on July 30, 1997, Commission File No. 333-32459.

          4.3 Articles of Amendment dated April 19, 2000. Incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed on April 25, 2000 (Commission File No. 0-15083).

          4.4 Amended and Restated Bylaws of the Company, as amended and restated as of December 18, 1996: Incorporated by reference to
               Exhibit 3.1 of the Company's Current Report on Form 8-K dated December 18, 1996, Commission File No. 0-15083.

          4.5 Amended and Restated Shareholder Rights Agreement: Incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K dated December 18, 1996, Commission File No. 0-15083.

          5.1 Opinion of William P. Crawford, Jr., Esquire regarding legality of shares of The South Financial Group, Inc.

          23.1 Consent of KPMG LLP.

          23.2 Consent of William P. Crawford, Jr.: Contained in Exhibit 5.1.

          24.1 The Power of Attorney: Contained on the signature page of this Registration Statement.

          99.1 The South Financial Group Amended and Restated Restricted Stock Agreement Plan: Incorporated by reference to Exhibit 99.1 from TSFG's Registration Statement on Form S-8, Commission File No. 33-82668/82670. 99.1.1 Amendment 1 to The South Financial Group Amended and Restated Restricted Stock Agreement Plan. Incorporated by reference to Exhibit 10.1.1 of TSFG's Annual Report on Form 10-K for the year ended December 31, 2001, Commission File No. 0-15083. 99.1.2 Amendment 2 to The South Financial Group Amended and Restated Restricted Stock Agreement Plan. Incorporated by reference to Exhibit 10.1.2 of TSFG's Annual Report on Form 10-K for the year ended December 31, 2001, Commission File No. 0-15083. 99.1.3 Amendment 3 to The South Financial Group Amended and Restated Restricted Stock Agreement Plan. Incorporated by reference to Exhibit 10.1.1 of TSFG's Annual Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-15083.

          99.2 The South Financial Group 2004 Long Term Incentive Plan. Incorporated by reference to Exhibit 10.25 of TSFG's Annual Report on Form 10-K for the year ended December 31, 2002, Commission File No. 0-15083.

          99.3 Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended. Incorporated by reference to Exhibit
               99.3 of the Registration Statement on Form S-8 of The South Financial Group, Inc. filed on September 4, 2002 Commission File No. 333-99159.

ITEM 9. UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on the 8th day of May, 2003.

                               THE SOUTH FINANCIAL GROUP, INC.

                               By: /s/ William S. Hummers III
                                  ---------------------------------
                               William S. Hummers III, Executive Vice President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Crawford, Jr. and William S. Hummers III, and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

         Pursuant  to  the   requirements   of  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                                     Date

/s/ William R. Timmons, Jr.   Chairman of the Board                  May 2, 2003
--------------------------
William R. Timmons, Jr.

/s/ Mack I. Whittle, Jr.      President, Chief Executive Officer     May 2, 2003
--------------------------
Mack I. Whittle, Jr.          and Director (Principal Executive Officer)

/s/ William S. Hummers III    Executive Vice President, Director     May 2, 2003
--------------------------
William S. Hummers III        (Principal Accounting and Financial Officer)

/s/                           Director                               May 2, 2003
--------------------------
William P. Brant

/s/Gordon W. Campbell         Director                               May 2, 2003
--------------------------
Gordon W. Campbell

/s/ Judd B. Farr              Director                               May 2, 2003
--------------------------
Judd B. Farr

/s/                           Director                               May 2, 2003
--------------------------
C. Claymon Grimes, Jr.

/s/ M. Dexter Hagy            Director                               May 2, 2003
--------------------------
M. Dexter Hagy

/s/ Thomas J. Rogers          Director                               May 2, 2003
--------------------------
Thomas J. Rogers

/s/ H. Earle Russell, Jr.     Director                               May 2, 2003
--------------------------
H. Earle Russell, Jr.

/s/ Charles B. Schooler       Director                               May 2, 2003
--------------------------
Charles B. Schooler

/s/ Edward J. Sebastian       Director                               May 2, 2003
--------------------------
Edward J. Sebastian

/s/ John C. B. Smith, Jr.     Director                               May 2, 2003
--------------------------
John C. B. Smith, Jr.

/s/ Eugene E. Stone IV        Director                               May 2, 2003
--------------------------
Eugene E. Stone IV

/s/ William R. Timmons III    Director                               May 2, 2003
--------------------------
William R. Timmons, III.

/s/ Samuel H. Vickers         Director                               May 2, 2003
--------------------------
Samuel H. Vickers

/s/ David C. Wakefield III    Director                               May 2, 2003
--------------------------
David C. Wakefield III

                                INDEX TO EXHIBITS


         Exhibit
         -------

          5.1 Opinion of William P. Crawford, Jr., Esq., regarding legality of shares of The South Financial Group, Inc.

          23.1 Consent of KPMG LLP.

          23.2 Consent of William P. Crawford, Jr., Esq.: Contained in Exhibit 5.1.

          24.1 The Power of Attorney: Contained on the signature page of this Registration Statement.